Winthrop Realty Trust TRADED: NYSE: FUR 7 Bulfinch Place, Suite 500 Boston, MA 02114

Contact at Winthrop Realty Trust
Beverly Bergman
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: bbergman@firstwinthrop.com

FOR IMMEDIATE RELEASE
November 18, 2011

WINTHROP REALTY TRUST ANNOUNCES PRICING OF 1,600,000 OF ITS 9.25% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

FOR IMMEDIATE RELEASE – BOSTON, November 18 -- Winthrop Realty Trust (NYSE:FUR) (“Winthrop”) announced the pricing of an underwritten public offering of 1,600,000 of its 9.25% Series D Cumulative Redeemable Preferred Shares of beneficial interest at a price of $25.00 per share for total gross proceeds (before the underwriting discount and commissions and estimated expenses) of $40,000,000.  Michael L. Ashner, Winthrop’s chief executive officer, has committed to purchase both for his own account and for that of a family charitable foundation, an aggregate of 100,000 shares at the offering price.  In connection with the offering, Winthrop granted the underwriters an option for 30 days to purchase up to an additional 240,000 Series D preferred shares to cover over-allotments, if any.  The offering is subject to customary closing conditions and is expected to close on November 28, 2011.

Winthrop intends to use the net proceeds from the offering to fund future acquisitions, pay down borrowings under its credit facility, repurchase its common shares and/or for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions.

Winthrop also announced that it has entered into agreements to repurchase all of its outstanding Series B-1 preferred shares and Series C preferred shares for an aggregate purchase price of $25,000,000.  The repurchase of these shares is expected to close prior to the closing of the Series D preferred shares offering.

Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated are acting as joint book-runners for the offering.  The offering is being made pursuant to Winthrop’s effective shelf registration statement previously filed with the Securities and Exchange Commission.  The offering of these securities will be made only by means of a prospectus and a related prospectus supplement.  Copies of the prospectus and prospectus supplement may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at Barclaysprospectus@broadridge.com or by telephone at (888) 603-5847 or from Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department or by telephone at (443) 224‐1988.

Winthrop Realty Trust TRADED: NYSE: FUR 7 Bulfinch Place, Suite 500 Boston, MA 02114

An electronic copy of the prospectus supplement and the accompanying prospectus will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

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Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.  Additional information on Winthrop Realty Trust is available on its Web site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports.  Further information relating to the Company’s financial position, results of operations, and investor information is contained in the Company’s annual and quarterly reports filed with the SEC and available for download at its website www.winthropreit.com or at the SEC website www.sec.gov.